Kirkpatrick & Lockhart LLP                      Henry W. Oliver Building
                                                535 Smithfield Street
                                                Pittsburgh, PA 15222-2312
                                                412.355.6500
                                                www.kl.com



                                  March 8, 2001



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

            Re:   First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Dear Sir/Madam:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                    Very truly yours,

                                    /s/ Kirkpatrick & Lockhart LLP

                                    Kirkpatrick & Lockhart LLP